      As filed with the Securities and Exchange Commission on June 17, 2002

                                                 Registration No. 333- _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   CMGI, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                        04-2921333
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                       Identification Number)

100 Brickstone Square, Andover, Massachusetts                  01810
  (Address of Principal Executive Offices)                  (Zip Code)


           2002 Non-Officer Employee Stock Incentive Plan, as amended
                            (Full Title of the Plan)
                               GEORGE A. MCMILLAN
                             Chief Executive Officer
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810
                     (Name and Address of Agent for Service)

                                 (978) 684-3600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                               PETER L. GRAY, ESQ.
                  Executive Vice President and General Counsel
                                   CMGI, Inc.
                              100 Brickstone Square
                          Andover, Massachusetts 01810

                            CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
                                          Proposed        Proposed
       Title of                           Maximum         Maximum
      Securities                          Offering       Aggregate        Amount of
         to be           Amount            Price         Offering       Registration
      Registered    to be Registered     Per Share         Price             Fee
      ----------    ----------------     ---------         -----             ---
--------------------------------------------------------------------------------------
Common Stock,      15,000,000 shares     $0.555(1)     $8,325,000(1)       $765.90
$.01 par value

--------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 12, 2002 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

Statement of Incorporation by Reference:

     In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-84648) filed by the Registrant on March 21, 2002, relating to the Registrant's 2002 Non-Officer Employee Stock Incentive Plan, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on June 17, 2002.

                                   CMGI, INC.



                                   By: /s/ George A. McMillan
                                       -------------------------
                                       George A. McMillan
                                       Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of CMGI, Inc., hereby severally constitute George A. McMillan, Thomas Oberdorf and Peter L. Gray, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable CMGI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2002.

      Signature                                    Title
      ---------                                    -----

/s/ David S. Wetherell              Chairman of the Board of Directors
----------------------
David S. Wetherell

/s/ George A. McMillan              Chief Executive Officer and Director
----------------------              (Principal Executive Officer)
George A. McMillan

/s/ Thomas Oberdorf                 Chief Financial Officer and Treasurer
-------------------                 (Principal Financial and Accounting Officer)
Thomas Oberdorf

/s/ Barry Allen                     Director
---------------
Barry K. Allen

/s/ Virginia G. Bonker              Director
----------------------
Virginia G. Bonker

/s/ Jonathan Kraft                  Director
------------------
Jonathan Kraft

/s/ Peter McDonald                  Director
------------------
Peter McDonald

                                  EXHIBIT INDEX

 Exhibit
 Number                             Description
 ------                             -----------

 4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 (File No. 000-23262)

 5       Opinion of Kevin P. Lanouette, Esq.

23.1     Consent of Kevin P. Lanouette, Esq. (included in Exhibit 5)

23.2     Consent of KPMG LLP, independent accountants

24 Power of Attorney (included in the signature pages of this Registration Statement)